UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2017

FIRST FINANCIAL BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-7674	75-0944023
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Reorganization

On October 12, 2017, First Financial Bankshares, Inc. (“FFIN”), the parent company of First Financial Bank, N.A., Abilene, Texas (“FFB”), Kingwood Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of FFIN (“Merger Sub”), and Commercial Bancshares, Inc. (“CBI”), the parent company of Commercial State Bank, El Campo, Texas (“CSB”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), providing for FFIN’s acquisition of CBI through a statutory merger (the “Merger”). Pursuant to the Reorganization Agreement, FFIN will acquire CBI through the merger of Merger Sub with and into CBI, with CBI surviving the merger as a wholly-owned subsidiary of FFIN. Thereafter, FFIN will cause CBI to merge with and into FFIN, with FFIN surviving the merger and CSB will merge with and into FFB, with FFB as the surviving bank.

The boards of directors of each of FFIN and CBI have approved the Merger and the Reorganization Agreement. Subject to the approval of the Merger by CBI’s shareholders, regulatory approvals, and other closing conditions, the parties anticipate completing the Merger during the first quarter of 2018.

Subject to the terms and conditions set forth in the Reorganization Agreement, at the effective time of the Merger, the outstanding share of CBI common stock will be converted into the right to receive, a number of shares of FFIN common stock at an exchange ratio calculated pursuant to the Reorganization Agreement with an aggregate value of approximately $59.4 million. The number of shares of FFIN common stock deliverable for each share of CBI common stock will be determined based on a volume-weighted average price of FFIN common stock over a measuring period for the twenty (20) consecutive trading days ending on the fifth business day immediately preceding the closing date. Based on FFIN’s closing stock price of $45.20 on September 29, 2017, CBI stockholders would have received approximately 0.3875 shares of FFIN common stock for each share of CBI common stock, which would have provided CBI stockholders with aggregate ownership, on a pro forma basis, of approximately 1.95% of the common stock of FFIN following the Merger.

In addition, in connection with the closing, CBI will pay a special dividend to its shareholders of $15.6 million, which may be increased or decreased for the amount by which CBI’s consolidated shareholders’ equity as of the closing date exceeds or is less than $42.4 million, after certain adjustments prescribed by the Reorganization Agreement.

The Reorganization Agreement contains representations, warranties, and covenants of CBI and FFIN including, among others, covenants requiring (i) CBI to conduct its business in the ordinary course during the period between the execution of the Reorganization Agreement and the effective time of the Merger or the earlier termination of the Reorganization Agreement, and (ii) CBI not to engage in certain kinds of transactions during such period.

The Reorganization Agreement also provides for customary termination rights for both FFIN and CBI, and further provides that either FFIN or CBI may terminate the Reorganization Agreement under the specified circumstances.

As stated above, the consummation of the Merger is subject to various conditions, including (i) CBI receipt of the requisite approvals of the Reorganization Agreement and Merger by the shareholders of CBI, (ii) receipt of all required regulatory approvals, (iii) the effectiveness of the registration statement to be filed by FFIN with the Securities and Exchange Commission (“SEC”) with respect to the FFIN common stock to be issued in the Merger and (iv) certain officers of CSB entering into employment agreements with FFB. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

All of the members of the board of directors of CBI have entered into a Voting Agreement pursuant to which they have agreed to vote their shares of CBI common stock in favor of the approval and adoption of the Reorganization Agreement and the Merger. The Voting Agreements cover approximately 40% of the outstanding CBI shares. A copy of the form of the voting agreement is included as Exhibit B to the Reorganization Agreement and is incorporated by reference herein. In addition, all of the non-employee members of the board of directors of CBI have entered into a Director Support Agreement pursuant to which they agree to refrain from harming the goodwill of CBI and to certain post-closing restrictive covenants. A copy of the form of the Director Support Agreement is included as Exhibit C to the Reorganization Agreement and is incorporated by reference herein.

The foregoing descriptions of the Reorganization Agreement, the Voting Agreements and the Director Support Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, attached hereto as Exhibit 2.1, which are incorporated herein by reference.

Cautionary Statement Regarding Representations and Warranties

The representations, warranties and covenants of each party set forth in the Reorganization Agreement have been made only for purposes of, and were and are solely for the benefit of, the parties to the Reorganization Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Reorganization Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Reorganization Agreement or such other date as is specified in the Reorganization Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Reorganization Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Reorganization Agreement is included with this filing only to provide investors with information regarding the terms of the Reorganization Agreement, and not to provide investors with any other factual information regarding the parties to the Reorganization Agreement, their affiliates or their businesses. The Reorganization Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Reorganization Agreement, their affiliates or their businesses, and the Merger that will be contained in, or incorporated by reference into, a registration statement on Form S-4 that will be filed with the SEC and will include a proxy statement of CBI and a prospectus of FFIN, and the Forms 10-K, Forms 10-Q and other filings that FFIN makes with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act giving FFIN’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in FFIN’s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by CBI shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating FFIN’s and CBI’s businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FFIN’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Additional Information for Shareholders

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed Merger, FFIN will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of CBI as well as a prospectus of FFIN, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents FFIN has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents FFIN has filed with the SEC by contacting J. Bruce Hildebrand, Chief Financial Officer, 400 Pine Street, Abilene, Texas 79601, telephone: (325) 627-7155, or on FFIN’s website at www.ffin.com, under the tab “Investor Relations.” The information available through FFIN’s website is not and shall not be deemed part of this report or incorporated by reference into other filings FFIN makes with the SEC.

FFIN, CBI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CBI’s shareholders in connection with the proposed Merger under the rules of the SEC. Information about the directors and executive officers of FFIN is set forth in the proxy statement for FFIN’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 1, 2017. Free copies of this document may be obtained free of charge as described in the preceding paragraph. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

ITEM 7.01	REGULATION FD DISCLOSURE.

In connection with the execution of the Reorganization Agreement discussed in Item 1.01 above, FFIN and CBI issued a joint press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated October 12, 2017, by and among First Financial Bankshares, Inc., Kingwood Merger Sub, Inc., and Commercial Bancshares, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release issued by First Financial Bankshares, Inc., dated October 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC. (Registrant)

DATE: October 12, 2017	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer